EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Mercer International Inc.:

•	Form S-8 (No. 333-198365);

•	Form S-8 (No. 333-167478);

•	Form S-8 (No. 333-116520-99);

•	Form S-4 (No. 333-201645); and

•	Form S-3 (No. 333-185246)

of our report dated February 13, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

February 13, 2015

Vancouver, British Columbia